EXHIBIT 99.1

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Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne To Request Hearing with NASDAQ

Westford, Mass., May 25, 2005 – MatrixOne, Inc. (NASDAQ: MONE) today announced that it received a NASDAQ Staff Determination letter dated May 24, 2005 indicating that the Company is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the third quarter ended April 2, 2005. As a result, the trading symbol for the Company’s common stock will be changed from MONE to MONEE on Thursday, May 26, 2005. As permitted by NASDAQ rules, the Company will request a hearing with the NASDAQ Listing Qualifications Panel to avoid the delisting of the Company’s common stock as of Thursday, June 2, 2005. The Company expects that its common stock would remain listed on the NASDAQ National Market pending the outcome of the appeal. The Company can provide no assurance that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing.

The Company previously announced a delay in the filing of its Quarterly Report on Form 10-Q for the third quarter ended April 2, 2005 to provide additional time to complete the review of the Company’s revenue recognition practices. The Company is working diligently to finalize this review but cannot currently estimate when it will be completed. As soon as practicable following the completion of this review, the Company will file its Quarterly Report on Form 10-Q for the third quarter ended April 2, 2005.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our expected financial and operating results. The risks and uncertainties that may affect forward-looking statements include, among others: the continued listing of our common stock on the NASDAQ Stock Market, the granting of our request to the NASDAQ Stock Market for continued listing of our common stock on the NASDAQ Stock Market, difficulties completing the appeals process with the NASDAQ Listing Qualifications Panel, unforeseen issues encountered in the review of our revenue recognition practices and the completion of our quarterly financial review, difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty assimilating acquisitions, difficulty managing rapid growth, and increased competition. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 3, 2004, our Registration Statement on Form S-3 filed on September 29, 2004 as amended, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2005. The forward-looking statements included in this press release represent our views as of May 25, 2005. We anticipate that subsequent events and developments may cause our views to change. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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